Exhibit 10.29

SIXTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (“Amendment”), is made as of the 8th day of August, 2022, by and among CONIFER HOLDINGS, INC. (“Borrower”) and THE HUNTINGTON NATIONAL BANK (“Bank”).

RECITALS:

A.Borrower and Bank entered into a Credit Agreement dated as of June 21, 2018, as amended by five Amendments (“Agreement”).

B.Borrower and Bank desire to amend the Agreement, all as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.The following definitions in Section 1.1 of the Agreement are amended to read as follows:

“Borrowing Limit” shall mean as of any date of determination thereof an amount equal to (a) the Revolving Credit Amount as of such date minus (b) the aggregate principal amount of the Senior Debt (excluding the Obligations) as of such date.

“Revolving Credit Amount” shall mean Ten Million Dollars ($10,000,000), subject to reduction under Section 2.7.”

2.Section 2.1 of the Agreement is amended to read as follows:

“2.1

Revolving Credit Amount. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3), Bank may make Advances to Borrower at any time and from time to time from the Effective Date until the Revolving Credit Maturity Date, in an aggregate principal amount not to exceed at any one time outstanding the lesser of (i) the Revolving Credit Amount and the Borrowing Limit. All of the Advances under this Section 2 shall be evidenced by the Revolving Credit Note under which Advances, repayments and re-advances may be made, subject to the terms and conditions of this Agreement. Notwithstanding anything herein or in the Loan Documents to the contrary.  At no time shall Bank be under any obligation or have any commitment or duty to make any Advances and Bank, at any time and from time to time, without notice, reason or cause, and in its sole and absolute discretion, may refuse to make Advances, and/or issue Letters of Credit for the account of, to Borrower without incurring any liability due to such refusal and without affecting Borrower's liability under this Agreement and the other Loan Documents for any and all indebtedness hereunder or under any of the other Loan Documents.”

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3.The references in Sections 2.7, 2.8 and 2.10 of the Agreement to “Revolving Credit Commitment” are amended to read “Revolving Credit Amount”.

4.Section 2.9 of the Agreement is amended to read as follows:

“2.9[Reserved].”

5.Section 8.1(h) of the Agreement to read as follows:

“(h)[Reserved].”

6.Section 8.15 of the Agreement to read as follows:

“8.15[Reserved].”

7.Section 9.6 of the Agreement to read as follows:

“9.6Restricted Payments.  The Borrower shall not declare or pay any dividends or make any other distribution upon its equity interests if at the time declared or paid or if after giving effect thereto a Default or Event of Default (or event which with the giving of notice or the passage of time or both would constitute an Event of Default) shall have occurred and be continuing or would result therefrom.”

8.Section 10.2 of the Agreement is amended to read as follows:

“10.2	Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder:
(a)	Bank may declare the entire unpaid principal Obligations, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Borrower;
(b)

Upon the occurrence of any Event of Default specified in subsection 10.1(f) or (g), above, and notwithstanding the lack of any declaration by Bank, the entire unpaid principal Obligations shall become automatically and immediately due and payable; and

(c)	Bank may exercise any remedy permitted by this Agreement, the other Loan Documents or law.”

9.The Borrower has advised the Bank that it violated the provisions of Section 8.15(a) and 8.15(f) of the Credit Agreement for period ending June 30, 2022 (the “Covenant Violations”). The Borrower has requested that the Bank waive any Event of Default under the Agreement resulting from the Covenant Violations. The Bank hereby waives such Events of Default (“Waiver”). This Waiver shall become effective upon receipt by Bank of a waiver of any existing defaults or events of default under the Note Purchase Agreement. The Waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Agreement, or to constitute a

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waiver or release by the Bank of any right, remedy or Event of Default under the Agreement, except to the extent expressly set forth above. Furthermore, the Waiver shall not affect in any manner whatsoever any rights or remedies of the Bank with respect to any other non-compliance by Borrower with the Agreement whether in the nature of an Event of Default or otherwise, and whether now in existence or subsequently arising.

10.Borrower hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower’s Articles of Incorporation or Bylaws and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Borrower set forth in the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) except as previously disclosed by Borrower to Bank, no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.  Borrower expressly acknowledges the conversion of the revolving line of credit under the Agreement from a committed facility to a discretionary facility under which Bank may it is sole discretion refuse to make Advances or otherwise extend credit to Borrower

11.AS OF THE DATE HEREOF BORROWER  REPRESENTS AND WARRANTS THAT IT IS AWARE OF, AND POSSESSES, NO CLAIMS OR CAUSES OF ACTION AGAINST BANK.  NOTWITHSTANDING THIS REPRESENTATION AND AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, BORROWER ON BEHALF OF ITS EMPLOYEES, AGENTS AND SUCCESSORS AND ASSIGNS, HEREBY RELEASES BANK, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION THAT NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF.  BY WAY OF EXAMPLE AND NOT LIMITATION, THE FOREGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY LENDER UNDER THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY REFUSAL BY BANK TO MAKE ADVANCES OR OTHERWISE EXTEND CREDIT TO BORROWER UNDER THE AGREEMENT OR THE OTHER LOAN DOCUMENTS), THE BUSINESS RELATIONSHIP WITH LENDER AND ALL OTHER OBLIGATIONS OF ANY NATURE OR KIND OF BORROWER, ANY ORAL AGREEMENTS OR UNDERSTANDINGS (ACTUAL OR ALLEGED), ANY BANKING RELATIONSHIPS THAT BORROWER HAS OR MAY HAVE HAD WITH BANK AT ANY TIME AND FOR ANY REASON.

12.In accordance with the Credit Agreement, Borrower is responsible for all reasonable out-of-pocket costs incurred by Bank, including without limit reasonable attorneys' fees, with regard to the preparation and execution of this Amendment and any documents, instruments or agreements executed in connection herewith. Borrower hereby acknowledges that Bank may receive a benefit, including a discount, credit or other accommodation, from its legal

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counsel in certain other matters based on the fees such counsel may receive as a result of its overall relationship with Bank, including fees paid in connection with this Amendment.

13.Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

14.This Amendment shall be effective upon execution of this Amendment by Borrower and Bank.

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IN WITNESS the due execution hereof as of the day and year first above written.

THE HUNTINGTON NATIONAL BANK	CONIFER HOLDINGS, INC.

By:/s/ T. Elliot ShaferBy:/s/ Brian Roney

T. Elliot ShaferBrian Roney

Its:   Vice PresidentIts:President

By:/s/ Nicholas Petcoff

Nicholas Petcoff

Its:Co-CEO

[Signature Page to Sixth Amendment to Credit Agreement (4882-9726-0074)]

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